EXHIBIT (s)
Calculation of Filing Fee Tables

Form N-2
(Form Type)

Prospect Floating Rate and Alternative Income Fund, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common Stock, par value $0.001 per share(1)	Rule 457(o)	-	-	$300,000,000	0.00011020	$33,060	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
Total Offering Amounts						$300,000,000		$33,060
Total Fees Previously Paid								-
Total Fee Offset(3)(4)								$33,060
Net Fee Due								-

(1) The Registrant hereby offers up to a maximum amount of $300,000,000 of shares of Class S, Class D and Class I Common Stock (together, the “Common Stock”).
(2) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee.
(3) Pursuant to Rule 457(p) under the Securities Act, the entire filing fee of $33,060 required in connection with this registration statement on Form N-2 is being offset against the filing fee associated with the unsold securities registered under the prior registration on Form N-2 (the “Prior Registration Statement”).
(4) The Prior Registration Statement (File No. 333-230251) was initially filed on March 13, 2019 by Triton Pacific Investment Corporation, Inc. and was withdrawn on February 19, 2021. The unsold aggregate offering amount from the Prior Registration Statement was $275,804,616.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-	-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-	-	-	-	-	-
Rule 457(p)
Fee Offset Claims	Triton Pacific Investment Corporation, Inc.	Form N-2	333-230251	March 13, 2019		$33,060	Equity	Common Stock, $0.001 par value per share	$275,804,616	$275,804,616
Fee Offset Sources	Triton Pacific Investment Corporation, Inc.	Form N-2	333-230251		March 13, 2019						$2,908.80
	Triton Pacific Investment Corporation, Inc.	Form N-2	333-206730		September 2, 2015						$1,162.00
	Triton Pacific Investment Corporation, Inc.	Form N-2	333-174873		June 14, 2011						$34,830